UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934

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MERRIMAN CURHAN FORD GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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MERRIMAN CURHAN FORD GROUP, INC.
November 6, 2009
Dear Merriman Curhan Ford Group, Inc. Stockholder:

You are cordially invited to attend Merriman Curhan Ford Group, Inc.’s 2009 annual meeting of stockholders to be held on Tuesday, November 24, at 1:30 p.m., Pacific Time, at 600 California Street, 9th Floor, San Francisco, CA 94108.

An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to the matters to be voted on, there will be a report on our progress and an opportunity for stockholders to ask questions.

I hope you will be able to join us. To ensure your representation at the meeting, I encourage you to complete, sign and return the enclosed proxy card as soon as possible. Your vote is very important. Whether you own a few or many shares of stock, it is important that your shares be represented.

Sincerely,
D. Jonathan Merriman
Chief Executive Officer

MERRIMAN CURHAN FORD GROUP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 NOVEMBER 24, 2009

To the Stockholders:

The 2009 annual meeting of stockholders of Merriman Curhan Ford Group, Inc. will be held on Tuesday, November 24, 2009, at 1:30 p.m., Pacific Time, at 600 California Street, 9th Floor, San Francisco, CA 94108. At the meeting, you will be asked:

(1)	To elect eight directors to serve until the 2010 annual meeting of stockholders;
(2)	To approve the 2009 Stock Option and Incentive Plan and the reservation of 8,000,000 shares of Common Stock for issuance pursuant to such plan;
(3)	To ratify the appointment of Burr, Pilger & Mayer, LLP as the Company’s independent auditors; and
(4)	To transact such other business as may properly be presented at the annual meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.
If you were a stockholder of record at the close of business on October 16, 2009, you may vote at the annual meeting and any adjournment or postponement.

We invite all stockholders to attend the meeting in person. If you attend the meeting, you may vote in person even if you previously signed and returned a proxy.

By Order of the Board of Directors,

Michael C. Doran
 Secretary
 San Francisco, California

November 6, 2009

YOUR VOTE IS IMPORTANT. TO ASSURE REPRESENTATION OF YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

MERRIMAN CURHAN FORD GROUP, INC.
 600 California Street, 9th Floor
 San Francisco, California 94108

PROXY STATEMENT
 For the 2009 Annual Meeting of Stockholders
General

The Board of Directors (the “Board”) of Merriman Curhan Ford Group, Inc. (the “Company”), a Delaware corporation, is soliciting this proxy on behalf of the Company to be voted at the 2009 annual meeting of stockholders to be held on Tuesday, November 24, 2009, at 1:30 p.m., Pacific Time, or at any adjournment or postponement thereof. The 2009 annual meeting of stockholders will be held at Merriman Curhan Ford Group, Inc. headquarters, 600 California Street, 9th Floor, San Francisco, California 94108.

Method of Proxy Solicitation

These proxy solicitation materials were mailed on or about November 6, 2009, to all stockholders entitled to vote at the meeting. The Company will pay the cost of soliciting these proxies. These costs include the expenses of preparing and mailing proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy materials. Directors, officers, and employees of the Company may also solicit proxies, in person, or by mail, telephone, facsimile or email, without additional compensation.

Voting of Proxies

Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies:

•	FOR the election of the Board’s eight nominees for director;
•	FOR the approval of the 2009 Stock Option and Incentive Plan and the reservation of 8,000,000 shares of Common Stock for issuance pursuant to such plan; and
•	FOR the ratification of the appointment of Burr, Pilger & Mayer, LLP as the Company’s independent auditors.

We do not know of any other business that may be presented at the annual meeting. If a proposal other than those listed in the notice is presented at the annual meeting, your signed proxy card gives authority to the persons named in the proxy to vote your shares on such matters in their discretion.

Required Vote

Record holders of shares of the Company’s common stock and Series D Preferred Stock at the close of business on October 16, 2009, the voting record date, may vote at the meeting with respect to the election of eight directors, approval of the 2009 Stock Option and Incentive Plan and the reservation of 8,000,000 shares of Common Stock for issuance pursuant to such plan, and the appointment of Burr, Pilger & Mayer, LLP as the Company’s registered independent accountants.  Each share of common stock and Series D Preferred Stock outstanding on the record date has one vote.  At the close of business on October 16, 2009, there were 12,739,287 shares of common stock issued and outstanding, and 23,720,916 shares of Series D Preferred Stock issued and outstanding.

The Company’s bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business. Assuming the presence of a quorum at the annual meeting, the vote of the holders of at least a plurality of the stock having voting power present in person or represented by proxy is required to elect the eight directors. A majority of the shares having voting power present or represented by proxy is required to approve the 2009 Stock Option and Incentive Plan and the reservation of 8,000,000 shares of Common Stock for issuance pursuant to such plan.  Cumulative voting is not permitted with respect to the election of directors. Each director election vote is tabulated separately. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Broker non-votes, however, will not be considered as part of the voting power present or represented at the annual meeting for purposes of any matter voted on at the meeting.

Revocability of Proxies

You may revoke your proxy by giving written notice to the Secretary of the Company or by delivering a later proxy to the Secretary, either of which must be received prior to the annual meeting, or by attending the meeting and voting in person.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated eight directors for election at the 2009 annual meeting. If you elect them, they will hold office until the next annual meeting, until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Vote Required

The affirmative vote of the holders of at least a plurality of the stock having voting power present in person or represented by proxy is required to elect the eight nominees of the Board as directors. Cumulative voting is not permitted with respect to the election of directors. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the Board’s nominees. In the event a nominee is unable to serve, your proxy may vote for another person nominated by the Board. The Board has no reason to believe that any of the nominees will be unavailable.

Class Voting

Our Certificate of Incorporation, as amended by the Certificate of Designation filed on August 25, 2009 in connection with our recent sale of Series D Preferred Stock, provides for class voting for directors.  The holders of the Company’s common stock have the right to elect five directors, and the holders of the Company’s Series D Preferred Stock have the right to elect four directors.  In the interest of expediency, we are using only one proxy card for holders of both common stock and Series D Preferred Stock.  Completing and returning the proxy card gives the holders of the proxy the right to vote all shares of common stock and all shares of Series D Preferred Stock held by the person returning the proxy card.  The nominees for the seats to be elected by the Series D Preferred Stock are Messrs. Chez, Arno and Bergeron.  Only the votes of holders of Series D Preferred Stock will be counted in the elections for these seats.  The remaining nominees are for seats to be elected by holders of common stock.  Only the votes of holders of common stock will be counted in the elections for these seats.

Number of Directors

Our Certificate of Incorporation, as amended, provides for a total of nine members of our Board of Directors.  We currently have only eight members, and this proxy statement names only eight members.  This is due to the fact that one of the investors in our Series D Preferred Stock, Ronald L. Chez, is entitled under the terms of the Investors Rights Agreement entered into in connection with our recent sale of Series D Preferred Stock to nominate a candidate for such seat, and all of the holders of Series D Preferred Stock have agreed in the Investors Rights Agreement to vote for such candidate.  Mr. Chez has not yet indicated who he wishes to nominate.  The proxies obtained in connection with this solicitation may not be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
 STOCKHOLDERS VOTE “FOR” EACH OF THE BOARD’S NOMINEES LISTED BELOW.

Directors

Set forth below are the principal occupations of, and other information regarding, the eight director nominees of the Board. Each of these persons is an incumbent director.

John M. Thompson, 70, has served as Chairman of our Board of Directors since November 2007. An experienced business advisor, Mr. Thompson has chaired several boards of directors, including Arthur D. Little and MedPanel, Inc., and served on others. Mr. Thompson resigned as Chairman of Arthur D. Little in February 2003, upon completion of the sale of the company. Mr. Thompson was Chairman of MedPanel, Inc. from 1999 through April 2007, when MedPanel, Inc. was acquired by Merriman Curhan Ford Group, Inc. In his last executive position, he served as chairman and Chief Executive Officer of CSC Europe, overseeing all European operations for the Computer Sciences Corporation (NYSE: CSC). Mr. Thompson left Computer Sciences Corporation in April 1993. Prior to that, he was Vice Chairman of Index Group, the company that pioneered the concepts of process redesign and business reengineering. Mr. Thompson is well known on both sides of the Atlantic as a management consultant, helping better position firms for stronger growth. In the 1960's he was a co-founder of Interactive Data Corporation (NYSE:IDC). Mr. Thompson has been a guest faculty member at several universities including Harvard, MIT and Wharton, and he holds an M.A. from Cambridge University.

D. Jonathan Merriman, 49, has served as our Chief Executive Officer from October 2000 to the present and served as Chairman of the Board of Directors from February 2001 to November 2007. Prior to that period, Mr. Merriman was President and CEO of Ratexchange Corporation, the predecessor company to Merriman Curhan Ford Group, Inc. Mr. Merriman and his team engineered the transition of Ratexchange, a software trading platform company, into a full-service institutional investment bank, Merriman Curhan Ford. From June 1998 to October 2000, Mr. Merriman was Managing Director and Head of the Equity Capital Markets Group and member of the Board of Directors at First Security Van Kasper. In this capacity, he oversaw the Research, Institutional Sales, Equity Trading, Syndicate and Derivatives Trading departments. From June 1997 to June 1998, Mr. Merriman served as Managing Director and Head of Capital Markets at The Seidler Companies in Los Angeles, where he also served on the firm’s Board of Directors. Before Seidler, Mr. Merriman was Director of Equities for Dabney/Resnick/Imperial, LLC. In 1989, Mr. Merriman co-founded the hedge fund company Curhan, Merriman Capital Management, Inc., which managed money for high net worth individuals and corporations. Before Curhan, Merriman Capital Management, Inc., he worked in the Risk Arbitrage Department at Bear Stearns & Co. as a trader. Prior to Bear Stearns, Mr. Merriman worked at Merrill Lynch as a financial analyst and as an institutional equity salesman. Mr. Merriman received his Bachelor of Arts in Psychology from Dartmouth College and completed coursework at New York University’s Graduate School of Business. Mr. Merriman has served on the Boards of several organizations and currently holds a seat on the Board of Directors of Leading Brands, Inc.

Dennis G. Schmal, 62, has served as a member of our Board of Directors and as chair of our audit committee since August 2003. Mr. Schmal has also served as a member of our compensation committee since March 2007 and has served on the Nominations and Corporate Governance Committee since September 2005. From February 1972 to April 1999, Mr. Schmal served as a partner in the audit practice at Arthur Andersen LLP. As a senior business advisor with special focus in finance, he has extensive knowledge of financial reporting and holds the CPA designation. Besides serving as chairman of the board of a private company, Mr. Schmal also serves on the Board of Directors for Varian Semiconductor Equipment Associates, Inc. (VSEA), a public company, and on the boards of the twelve mutual funds comprising the AssetMark family of mutual funds, three hedge funds sponsored by Wells Fargo Bank and eight exchange traded funds (ETF’s) sponsored by Grail Advisors.  Mr. Schmal also served on the board of NorthBay Bancorp (NBAN), a public bank holding company, until it was sold in 2007. Mr. Schmal attended California State University, Fresno where he received a Bachelor of Science in Business Administration- Finance and Accounting Option.

William J. Febbo, 40, has served as a member of our Board of Director since April 2007. Mr. Febbo was Chief Executive Officer and founder of MedPanel, Inc., an online medical market intelligence firm, from January 1999 to April 2007. At MedPanel, Mr. Febbo oversaw the company's sales, marketing, technology, finance and content development organizations. We acquired MedPanel, Inc. in April 2007 (now Panel Intelligence, LLC), where Mr. Febbo continued his responsibilities.  Mr. Febbo and other investors formed Panel Intelligence, LLC (a Massachusetts corporation) which acquired the assets of Panel Intelligence, LLC (Delaware) from the Company on January 30, 2009.  Mr. Febbo continues to serve on the Company’s Board of Directors but ceased to be an employee of the Company.  Mr. Febbo has been Treasurer on the Board of the United Nations of Greater Boston since November 2004. Prior to founding MedPanel, Inc., Mr. Febbo was Chairman of the Board of Directors of Pollone, a Brazilian manufacturing venture in the automotive industry, from January 1998 to January 1999. From January 1996 to January 1999, Mr. Febbo was with Dura Automotive working in business development and mergers and acquisition overseas. Mr. Febbo received his B.S. degree in international studies, with a focus on economics and Spanish, from Dickinson College.

Jeffrey M. Soinski, 47, has served as a member of our Board of Directors since August 2008.  Mr. Soinski is a Special Venture Partner with Galen Partners, a leading private equity firm focused solely on the healthcare industry, and, since September 2009, has served as Chief Executive Officer of Medical Imaging Holdings, Inc., a portfolio company of Galen Partners.  Prior to joining Galen Partners, Mr. Soinski was President and CEO of Specialized Health Products International, Inc., a publicly-traded manufacturer and marketer of proprietary safety medical products that was acquired by C. R. Bard, Inc. in June 2008.  In 2008, Mr. Soinski was named “Utah CEO of the Year” for small public companies by Utah Business  magazine.  Prior to Specialized Health Products, Mr. Soinski had been President and CEO of ViroTex Corporation, a ventured-backed pharmaceutical company he sold to Atrix Laboratories, Inc. in 1998.  Mr. Soinski also has an extensive consumer marketing background, having led the full-service advertising agency Mad Dogs & Englishmen as Managing Director and CEO in 2000 and 2001.  Earlier in his career, he worked as a new products marketing executive at Nabisco Brands and provided strategic and marketing services to multinational consumer products companies as an executive at leading advertising agencies in New York and Los Angeles.  Mr. Soinski holds a B.A. degree from Dartmouth College.

Andrew Arno, 50, has served as a member of our Board of Directors and as our Vice Chariman since September 2009.  In January 2009, Mr. Arno established Unterberg Capital LLC where he continues to be a managing member. Mr. Arno was a managing director at Collins Stewart LLC from July 2007 until November 2008.  Collins Stewart LLC acquired C.E. Unterberg, Towbin in July 2007.  Mr. Arno joined C.E. Unterberg, Towbin in 1990 as a managing director responsible for Capital Markets and was appointed chief executive officer in 2006. From 1987-1989, Mr. Arno was a vice president at Lehman Brothers. From 1981-1987 he served as vice president at L.F. Rothschild Unterberg, Towbin Holdings, Inc. where he was involved in portfolio management for high-net-worth individuals.  Mr. Arno holds a B.A. degree from George Washington University.

Douglas G. Bergeron, 49, has served as has served as a member of our Board of Directors since September 2009.  Mr. Bergeron has served as Chief Executive Officer and a director of VeriFone Holdings, Inc. since its formation in July 2002 and of VeriFone, Inc. since July 2001.  From December 2000 to June 2002, Mr. Bergeron was Group President of Gores Technology Group and, from April 1999 to October 2000 served as President and Chief Executive Officer of Geac Computer Corporation.  From 1990 to 1999, Mr. Bergeron served in a variety of executive management positions at SunGard Data Systems Inc., including Group CEO of SunGard Brokerage Systems Group and President of SunGard Futures Systems.  Mr. Bergeron is a member of the Listed Company Advisory Committee of the NYSE Euronext (the “NYSE”).  Mr. Bergeron holds a Bachelor of Arts degree (with Honors) in computer science from York University in Toronto, Canada, and a Masters of Science degree from the University of Southern California.

Ronald L. Chez,  68, has served as a member of our Board of Directors since September 2009.  Mr. Chez is, and has been since 1971, the president and sole owner of Ronald L. Chez, Inc., a corporation that deals with financial management consulting, public and private investment, structuring of new ventures, and mergers and acquisitions.  He is also the non-executive Chairman of EpiWorks, Inc. a privately held  epitaxial wafer manufacturer based in Champaign, IL, and a managing member of Nalu LLC, a privately held restaurant company based in Chicago, IL.   Mr. Chez has also served on the boards of several other public and private companies.   Mr. Chez graduated from the University of Illinois (with special honors) with a Bachelors of Arts degree in Political Science and is a member of the Phi Beta Kappa Society.

Executive Officers

Robert E. Ford, 49, has served as President of the MCF Services Group of our subsidiary, Merriman Curhan Ford & Co. since January 2009, and served as President of Merriman Curhan Ford Group, Inc. from February 2001 until June 2009, and also served as Chief Operating Officer from February 2001 to January 2009. He brings 20 years of executive and operations experience to the Company. Prior to joining Merriman Curhan Ford Group, Inc., from February 2000 to February 2001, Mr. Ford was a co-Founder and CEO of Metacat, Inc., a content management ASP that specialized in enabling supplier catalogs for Global 2000 private exchanges and eMarketplaces. From June 1996 to December 1999, he was President/COO and on the founding team of JobDirect.com, a leading resume and job matching service for university students, which was acquired by Korn Ferry International. Previously, Mr. Ford co-founded and managed an education content company from September 1994 to 1996. Prior to that, from May 1992 to August 1994, he headed up a turnaround and merger as General Manager of a 65 year-old manufacturing and distribution company. Mr. Ford started his career as VP of Business Development at Lazar Enterprises, a technology-consulting firm he helped operate from June 1989 to February 1992. He earned his Masters in International Business and Law from the Fletcher School of Law and Diplomacy in 1989 at Tufts University and a BA with high distinction from Dartmouth College in 1982.

Peter V. Coleman, 41, has served as Chief Financial Officer for Merriman Curhan Ford Group, Inc. since May 2008 and Chief Operating Officer since January 2009 and has served as Chief Executive Officer of our subsidiary, Merriman Curhan Ford & Co. since June 2009.  Mr. Coleman was most recently with ThinkPanmure, an investment bank, where he served as CFO since March 2007, COO since November 2006, Director of Research from September 2005 until November 2006, head of Software Research from November 2004 to September 2005, the Head of Brokerage from June 2006 until June 2007, and was a member of the board of directors since April 2007.    Prior to that he was a principal and senior research analyst at Schwab SoundView, where he focused on technology. Coleman has also held various positions as an analyst and trader with Banc of America Securities, Montgomery Securities and SunTrust Capital Markets. He began his career as a credit officer with Wells Fargo Bank.  Mr. Coleman holds a B.A. from the University of San Diego.

Gregory S. Curhan, 48, served as our Executive Vice President from January 2002 to January 2009 and served as Chief Financial Officer from January 2002 to January 2004. Previously, he served as Chief Financial Officer of WorldRes.com from May 1999 through June 2001. Prior to joining WorldRes.com, Mr. Curhan served as Director of Global Technology Research Marketing and Managing Director Specialty Technology Institutional Equity Sales at Merrill Lynch & Co. from May 1998 to May 1999. Prior to joining Merrill Lynch, Mr. Curhan was a partner in the investment banking firm of Volpe Brown Whelan & Co., serving in various capacities including Internet research analyst and Director of Equities from May 1993 to May 1998. Mr. Curhan was a founder and principal of the investment advisor Curhan, Merriman Capital Management from July 1988 through December 1992. Prior to founding Curhan, Merriman, Mr. Curhan was a Vice President institutional equity sales for Montgomery Securities from June 1985 through June 1988. From August 1983 to May 1985, Mr. Curhan was a financial analyst in the investment banking group at Merrill Lynch. Mr. Curhan earned his Bachelor of Arts degree from Dartmouth College.

Christopher L. Aguilar, 47, served as General Counsel of Merriman Curhan Ford Group, Inc. from March 2000 to April 2009, General Counsel of Merriman Curhan Ford & Co. until April 2009, and Chief Compliance Officer of Merriman Curhan Ford & Co. until November 2008.  From August 1995 to March 2000, Mr. Aguilar was a partner at Bradley, Curley & Asiano, a San Francisco law firm, where he represented the interests of public and private corporations, small businesses and individuals in commercial litigation. Mr. Aguilar has also worked for the San Francisco City Attorney and Alameda County District Attorney’s offices. Mr. Aguilar received his juris doctorate degree from the University of California, Hastings College of the Law. He also attended Oxford University as an undergraduate and received his Bachelor of Arts degree from the Integral Program at St. Mary’s College of California where he was included in Who’s Who among American Colleges and Universities. Mr. Aguilar has served as an adjunct professor at University of California, Hastings College of the Law.

There are no family relationships among any of the foregoing officers or between any of the foregoing executive officers and any Director of the Company.

Director Independence

The listing standards of the NASDAQ Stock Market, as well as the American Stock Exchange, which the Company voluntarily withdrew its listings from in February 2008, require that a majority of our Board of Directors be comprised of independent directors. The Board has determined that the following Board members are independent, consistent with the guidelines of the NASDAQ Stock Market, as well as the American Stock Exchange: John M. Thompson, Dennis G. Schmal, Jeffrey M. Soinski, Douglas G. Bergeron, Ronald L. Chez, Patrick H. Arbor (who resigned as a director in May 2009), Steven W. Town (who resigned as a director in May 2009), Raymond J. Minehan (who resigned as a director in May 2009), Ronald E. Spears (who resigned as a director in March 2008), Scott Potter (who resigned as a director in November 2008), and Robert J. Majteles (who resigned as a director in March 2009). The board based this determination primarily on a review of the responses of our directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors.  Accordingly, only independent members of the Board constitute its Audit, Nominations and Corporate Governance and Compensation Committees.

Board Meetings and Committees

In 2008, the Board of Directors held four regular meetings of the Board and four special meetings. During 2008, no incumbent director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he has been a director and (b) the total number of meetings held by all committees of the Board of Directors on which he served during the period that he served. The Company has the following Board committees:

Audit Committee.  The principal functions of the Audit Committee are to engage our independent accounting firm, to consult with our auditors concerning the scope of the audit and to review with them the results of their examination, to approve the services performed by the independent auditors, to review and approve any material accounting policy changes affecting our operating results and to review our financial control procedures and personnel. The following Board members served as Audit Committee members during 2008: Dennis G. Schmal, Patrick Arbor (who resigned as a director in May 2009), Raymond Minehan (who resigned as a director in May 2009).  Mr. Thompson and Mr. Soinski have replaced Mr. Arbor and Mr. Minehan on the Audit Committee since May 2009.  Mr. Schmal serves as the Chairman of the Audit Committee and is a Financial Expert in satisfaction of the Sarbanes-Oxley and the NASDAQ Stock Market requirements.  Mr. Minehan was also identified as a Financial Expert. The Board of Directors has determined that Mr. Schmal is the “audit committee financial experts” and “independent” as defined under applicable SEC and NASDAQ rules. The Board’s affirmative determination for Mr. Schmal was based, among other things, upon his 27 years at Arthur Andersen LLP, a majority of which were spent as a partner in the audit practice.

The Audit Committee held four regular meetings and four special meetings in 2008. The Audit Committee approves the engagement of and the services to be performed by the Company’s independent accountants and reviews the Company’s accounting principles and its system of internal accounting controls. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the listing standards of the NASDAQ Stock Market, and as defined in Rule 121(A) of the listing standards of the American Stock Exchange, which the Company voluntarily withdrew its listings from in February 2008.

The Audit Committee is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and expects the Company’s directors, as well as its officers and employees, to act ethically at all times and to acknowledge their adherence to the Company’s policies. The Company’s Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee charter is available at www.merrimanco.com.

Compensation Committee.  The Compensation Committee of the Board of Directors has exclusive authority to establish the level of compensation paid to the Company’s executive officers and certain employees and administers the Company’s stock option plans. The following Board members served as Compensation Committee members during 2008: Mr. Schmal, Mr. Town (who resigned as a director in May 2009), and Mr. Minehan (who resigned as a director in May 2009). Mr. Town served as Chairman of the Committee in 2008.  The current membership of the Compensation Committee consists of Mr. Chez, Mr. Thompson and Mr. Bergeron, and the chairman is Mr. Thompson.  It is a fully independent committee, consistent with guidelines of the NASDAQ Stock Market, as well as the American Stock Exchange, which the Company voluntarily withdrew its listings from in February 2008. The Compensation Committee held no meetings in 2008 and conducted its business through written consents. The Compensation Committee charter is available at www.merrimanco.com.

Nominations and Corporate Governance Committee.  This committee is responsible for identifying qualified individuals to become Board members, make recommendations that the Board select director nominees, develop and recommend corporate governance principles to the Board and take a leadership role in corporate governance. The following Board members served as Nominations and Corporate Governance Committee members during 2008: Mr. Schmal, Mr. Potter (who resigned as a director in November 2008), and Mr. Town (who resigned as a director in May 2009). Mr. Potter served as the Chairman of the Committee until his resignation.  Currently, Mr. Soinski is the chairman of this committee, and Mr. Bergeron and Mr. Schmal are members.  The committee has approved a Charter and each member is independent, consistent with the guidelines of the NASDAQ Stock Market, as well as the American Stock Exchange, which the Company voluntarily withdrew its listings from in February 2008. The Committee will consider qualified and timely stockholder nominees on the same basis that it considers other nominees. Stockholders who wish to submit nominations to the Board for the 2010 annual meeting should submit such nominees to the Company’s Secretary no later than November 21. 2009 at 600 California Street, 9th Floor, San Francisco, CA 94108. The Board has no specific minimum qualifications for nominating directors to the Board, but the Board seeks to nominate the most qualified candidates from whatever source. The Board has no formal process for evaluating nominations for directors. When an opening arises on the Board, the Board considers all qualified candidates. The committee did not meet in 2008. The Nominations and Corporate Governance Committee charter is available at www.merriman.com.

Stockholder Communications with the Board of Directors.  Stockholders interested in communicating with our Board of Directors may do so by writing to our Secretary, Michael C. Doran, at 600 California Street, 9th Floor, San Francisco, CA 94108. Our Secretary will review all stockholder communications. Those that appear to contain subject matter reasonably related to matters within the purview of our Board of Directors will be forwarded to the entire Board or the individual Board member to whom the communication was addressed. Obscene, threatening or harassing communications will not be forwarded. We encourage the members of our Board to attend our annual meeting of stockholders, although attendance is not mandatory. No members of the Board attended the 2008 stockholders’ meeting.
AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2008 Annual Report on Form 10-K, as amended, with Company management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61,  Communication with Audit Committees , as amended. The audit committee has also received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees (which relates to the accountant’s independence from the Company and its related entities) and has discussed with the independent registered public accounting firm their independence from the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s 2008 Annual Report on Form 10-K, as amended, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE*
Dennis G. Schmal, Chairman
John M. Thompson
Jeffrey M. Soinski

*  The Audit Committee at the date the recommendation was made to the Board to include the audited financial statements in the Company’s Annual Report on Form 10-K consisted of the following members:  Dennis G. Schmal, Raymond J. Minehan and Patrick H. Arbor.

EXECUTIVE COMPENSATION

SUMMARY 2008 COMPENSATION TABLE

The following table sets forth the compensation earned by our Chief Executive Officer and our two other most highly compensated executive officers during the years ended December 31, 2008, 2007 and 2006, whom we refer to as our named executive officers.

Name and Principal Position (a)	Year (b)	Salary($) (c)	Bonus($) (d) (1)	Stock Awards($) (e) (2)	Option Awards($) (f) (2)	Total($) (g)
D. Jonathan Merriman	2008	222,917	—	—	—	222,917
Chief Executive Officer	2007	250,000	1,315,000	—	23,970	1,588,970
	2006	250,000	119,007	—	1,204	370,211
Gregory S. Curhan	2008	222,917	—	—	—	222,917
Executive Vice President	2007	250,000	950,000	—	22,992	1,222,992
	2006	250,000	95,047	—	683	345,730
Robert E. Ford	2008	222,917	—	—	—	222,917
President and Chief Operating	2007	250,000	830,000	61,875	22,992	1,164,867
Officer	2006	250,000	71,703	61,875	—	383,578

(1)
The amounts included in column (d) are bonuses awarded under Executive and Management Bonus Plan (“EMB”), designed to reward our named executive officers and other employees to the extent that the Company achieves or exceeds its business plan for a particular year. The EMB provides for a bonus pool to be established based on achieving the Company’s annual business plan, with the Committee retaining discretion to allocate the bonus pool. If the Company’s business plan with respect to a calendar year is not met, only small amounts will be paid under the EMB for that year. While the amount of the total bonus pool that is available for awards under the EMB is based on the Company achieving certain performance targets, the actual amount to be paid to each of our named executive officers is determined by the Compensation Committee of our Board and our Board, based on their discretion. In 2008, by agreement between the executive management and the Compensation Committee, the named executive officers received no bonus, regardless of the EMB.

(2)
The amounts included in columns (e) and (f) are the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006, and consist of amounts from awards granted prior to 2006 and in 2007. We did not grant any stock options, restricted stock or other equity-based awards to our named executive officers in 2006 or in 2008. In 2007, we made grants of stock options to our named executive officers. The value of options reported in column (f) was calculated using the Black-Scholes model, with the assumptions shown in the table below. For further information, see the note to the financial statements included in the Company’s 10-K entitled “Fair Value and Assumptions Used to Calculate Fair Value under SFAS 123(R) and SFAS 123.” For purposes of determining amounts to be included in this table, in accordance with SEC rules, forfeitures of stock options or other equity-based awards have not been included.

The Black Scholes model assumptions (averaged over each year) are as follows:

	2008	2007	2006
Volatility	70%	63%	81%
Average expected term (years)	6.3	4.2	4.4
Risk-free interest rate	3.10%	4.55%	4.75%
Dividend yield	—	—	—

Each of Messrs. Merriman, Curhan and Ford were parties to employment agreements with the Company which expired either on January 1, 2007 or January 9, 2007 and have not yet been renewed. Compensation awarded to our named executive officers was determined by the compensation committee of our Board.

Pursuant to its practice, the Company provides Messrs. Merriman, Curhan and Ford with parking at the Company’s principal offices.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

	Option Awards (1)		Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Number of Shares or Units of Stock That Have Not Vested (#)(f)	Market Value of Shares or Units of Stock That Have Not Vested ($) (g) (2)
D. Jonathan Merriman	—	—	—	—
Gregory S. Curhan	—	—	—	—
Robert E. Ford	—	—	32,143	19,286

(1)
In October 2008, the Company launched a Stock Option Give-Back Program under which all employees could give back stock options granted to him or her. Employees were notified that there would be no quid-pro-quo for the stock options given back and that those electing to give back any shares of stock option would not receive any grants for a period of 6 months and 1 day following the end of the program. Messrs. Merriman, Curhan and Ford, among others, elected to give back all their outstanding shares of stock options, whether vested or unvested. As a result, they each held no stock options as of December 31, 2008.

(2)
Amounts in this column for Mr. Ford have been calculated by multiplying the closing price of a share of our common stock on December 31, 2008 ($0.60) by the number of restricted shares that were unvested on such date. Restricted shares vest in full on July 16, 2010.

DIRECTOR COMPENSATION IN 2008

The following table sets forth information about the compensation earned by members of our Board of Directors during the fiscal year ended December 31, 2008. D. Jonathan Merriman, who served as Chief Executive Officer and as a Board member did not receive any compensation for his service as a director.  William J. Febbo, who served as the Chief Executive Officer of Panel Intelligence, LLC, a subsidiary of the Company, and as a Board member, also did not receive any compensation for his service as a director.

For the year ended December 31, 2008, directors did not receive any compensation in the form of cash fees, stock option awards, participation in non-equity incentive or pension plans, or any other form of compensation other than awards of stock. The Company’s director compensation program takes into consideration service on committees of the Board. For service on the Board and attendance at the four scheduled quarterly meetings, each of our independent directors was awarded, on an annual basis, a number of fully vested shares. The number of shares awarded is determined by a value determined by the Board prior to the beginning of the year and the price of the Company’s share of common stock on the first day of trading in 2008.  As the Board and each committee have four scheduled meetings each year, one-fourth of each Director’s award was granted on each of the scheduled meeting dates, provided the Director attended. Additional meetings (whether by phone or in person) were scheduled as necessary and additional shares were awarded to the directors in connection with one of these additional meetings. Directors who served on any of the Board’s committees were awarded an additional number of shares for each committee.

As Chairman, Mr. Thompson’s compensation is also in the form of shares of fully vested stock, the number of which is calculated in similar fashion, except the value is higher relative to other directors.

Accordingly, the compensation earned by our Directors in 2008 was as follows:

Name (a)	Stock Awards ($) (b) (1)(2)	Total ($) (c)
John M. Thompson, Chair	58,551	58,551
Patrick H. Arbor	23,421	23,421
William J. Febbo(3)	—	—
D. Jonathan Merriman(4)	—	—
Raymond J. Minehan	26,351	26,351
Scott Potter (5)	21,961	21,961
Dennis G. Schmal	27,810	27,810
Jeffrey M. Soinski(6)	2,703	2,703
Ronald E. Spears(7)	—	—
Steven W. Town	24,892	24,892

(1)
The amounts in this column reflect the value of the shares of stock awarded, calculated by multiplying the closing price of a share of our common stock on the applicable grant date by the number of shares awarded on such date. All grants were made on the day of the Board meeting, were immediately vested and any restrictions were removed.

(2)	As of December 31, 2007, the following directors had the following aggregate number of stock options outstanding: Mr. Arbor, 17,858; Mr. Spears, 42,858; and Mr. Town, 30,715.

(3)
In 2008, Mr. Febbo was also the Chief Executive Officer of Panel Intelligence LLC, a subsidiary of the Company, for which compensation is not included in this table. In accordance to Company practice, employees of the Company and its subsidiaries do not receive additional compensation for service on the Board.

(4)
Mr. Merriman is also the Chief Executive Officer of the Company for which compensation is not included in this table. In accordance to Company practice, employees of the Company and its subsidiaries do not receive additional compensation for service on the Board.

(5)	Mr. Potter resigned from the Board as of November 15, 2008. His compensation reflects the meetings he attended.

(6)	Mr. Soinski was appointed to the Board as of September 3, 2008. His compensation reflects the meetings he attended.

(7)	Mr. Spears resigned from the Board as of March 5, 2008. His compensation reflects the meetings he attended.

The Board of Directors annually reviews the Company’s director compensation program.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s common stock that may be issued upon the exercise of options and warrants under all of our existing equity compensation plans as of December 31, 2008 including the 1999 Stock Option Plan, the 2000 Stock Option and Incentive Plan, the 2001 Stock Option and Incentive Plan, the 2003 Stock Option and Incentive Plan, 2006 Directors’ Stock Option and Incentive Plan and the 2002 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants	Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders:
1999 Stock Option Plan	77,019	$4.47	273,096
2000 Stock Option and Incentive Plan	174,154	$5.23	398,396
2001 Stock Option and Incentive Plan	103,013	$2.83	412,973
2003 Stock Option and Incentive Plan	798,752	$4.76	3,211,948
2006 Directors’ Stock Option and Incentive Plan	—	$—	103,907
2002 Employee Stock Purchase Plan	—	$—	—
Equity compensation not approved by stockholders	63,098	$23.40	176,189

Equity compensation not approved by stockholders includes shares in a Non-Qualified option plan approved by the Board of Directors of Ratexchange Corporation (now known as Merriman Curhan Ford Group, Inc.) in 1999 and a Non-Qualified option plan that is consistent with the American Stock Exchange Member Guidelines, Rule 711, approved by the Board of Directors in 2004. The American Stock Exchange guidelines require that grants from the option plan be made only as an inducement to a new employee, that the grant be approved by a majority of the independent members of the Compensation Committee and that a press release is issued promptly disclosing the terms of the option grant. The Non-Qualified option plan that was established in accordance with the American Stock Exchange guidelines is considered a pre-existing plan, and is thus considered acceptable under the NASDAQ Stock Market guidelines.  The Company’s shares of common stock are listed on NASDAQ under the symbol MERR.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

William J. Febbo has been a Director of the Company since April 2007. Mr. Febbo was Chief Executive Officer and founder of MedPanel, Inc., or MedPanel, an online medical market intelligence firm, from January 1999 to April 2007. At MedPanel, Mr. Febbo oversaw the company's sales, marketing, technology, finance and content development organizations. Mr. Febbo also owned approximately 18% of the common stock of MedPanel on a fully diluted basis. In April 2007, MedPanel, was acquired by the Company pursuant to an Agreement and Plan of Merger, a binding agreement which was signed in November 2006, and became Panel Intelligence, LLC, a subsidiary of the Company. One of the terms of the Agreement and Plan of Merger was that the Company would use its best efforts to cause Mr. Febbo to be elected to the Company’s Board of Directors on which he remains. Under the terms of this Agreement and Plan of Merger, the Company paid $6.5 million in common stock for MedPanel. The selling stockholders of MedPanel would have been entitled to additional consideration on the third anniversary from the closing which is based upon Panel Intelligence, LLC (a Delaware corporation) achieving specific revenue and profitability milestones. The payment of the incentive consideration would have been 50% in cash and 50% in the Company’s common stock and may not exceed $11,455,000.  The payment of the incentive consideration did not occur as the milestones for additional consideration were deemed unachievable and therefore no longer of value to previous MedPanel Shareholders. (see  Recent Events , below).

Recent Events

Mr. Febbo and other investors formed Panel Intelligence, LLC (a Massachusetts corporation) which acquired the assets of Panel Intelligence, LLC (Delaware) from the Company on January 30, 2009.  The acquisition consideration was $1.1 million, consisting of $1 million in cash and the return of a number of shares of the Company’s common stock received in the acquisition MedPanel with a value of $100,000.  Mr. Febbo continues to serve on the Company’s Board of Directors but ceased to be an employee of the Company.

Secured Convertible Promissory Notes

On May 29, 2009, the Company sold and issued $525,000 in principal amount of Secured Convertible Promissory Notes (each a “Note,” and collectively, the “Notes”).  On June 1, 2009, the Company issued an additional $100,000 of Notes. The investor group included eight individuals, comprised of certain officers and employees of the Company as well as Ronald L. Chez, an outside investor who later was the lead investor in the Series D financing and joined the Company’s Board.  The Notes were issued in a private placement exempt from registration requirements.  There were no underwriters, underwriting discounts or commissions involved in the transactions.  The Notes carry an interest rate of 11% per annum, payable in cash quarterly, and are due upon the earlier of two years from issuance or a change in control of the Company.  As part of this transaction, the Company entered into a Security Agreement with the investors in the Notes by which the Company pledged all assets of the Company as security for the Notes.  All of the Notes were repaid, and the Security Agreement consequently terminated, in the Series D Preferred Stock financing described below.

June 30 Unsecured Promissory Notes

           On June 30, 2009, the Company issued $300,000 in unsecured promissory notes to three of its employees at an interest rate of 3.25%.  The term of the notes is the earlier of October 31, 2009 or a change in control event defined as a debt or financing by the Company in an amount of $6,000,000 or more.  These notes were paid in full as of August 27, 2009.  Two of the three employees chose to reinvest a portion of the repayments in the Series D Preferred Stock strategic transaction (“Series D Transaction”).
July 31 Bridge Note

On July 31, 2009, the Company issued Ronald L. Chez, the lead investor in the Series D Transaction, a Secured Promissory Note in the amount of $500,000 at an annual interest rate of 9.00%.  The term of the Note was three years, redeemable by Mr. Chez upon presentation of written demand.  The Note was guaranteed personally by the officers of the Company, namely Messrs. Jonathan Merriman (CEO) and Peter Coleman (CFO).  The Company issued 10-year warrants to purchase 1,162,791 shares of the Company’s common stock at $0.65 each share to Mr. Chez in connection with this transaction.  The Note was paid in full as of August 27, 2009 and Mr. Chez reinvested the proceeds in the Series D Transaction.  Subsequent to the Series D Transaction, Mr. Chez has joined the Company’s Board of Directors.

Series D Preferred Stock

On September 8, 2009, the Company issued 23,720,916  shares of Series D Preferred Stock along with 5-year warrants to purchase 23,720,916 shares of the Company’s common stock at $0.65 each share.  The investor group of 56 constituted of individuals and entities including certain officers, directors and employees of the Company, as well as outside investors.

The Series D Preferred was issued in a private placement exempt from registration requirements pursuant to Regulation D of the Securities Act of 1933, as amended.  Cash consideration was deposited into escrow on or around August 27, 2009.  Each share of Series D Preferred is convertible into one share of Common Stock of the Company.  The Series D Preferred carries a dividend rate of 6% per annum, payable in cash monthly.

Three of the investors in the Series D Preferred Stock transaction, Messrs. Andrew Arno, Douglas Bergeron, and Ronald Chez, have since joined the Company’s Board of Directors.  In addition, the Company’s CEO and CFO, who are also employees of Merriman Curhan Ford & Co. (“MCF&Co.”), the Company’s primary operating subsidiary, along with 11 other executives and senior managers of MCF&Co. were also investors in the Series D Preferred transaction.  Finally, all five of the members of the Company’s Board of Directors prior to the transaction were investors in the Series D Preferred transaction.

Secured Demand Note

On August 12, 2009, the Company obtained a Temporary Secured Demand Note (“Demand Note”) in the amount of $1,329,000 from the D. Jonathan Merriman Living Trust as a subordinated loan.  The Demand Note was collateralized by securities held in a brokerage account held at a third party by the Trust.  The Demand Note was repaid on September 23, 2009 and the securities were transferred back to the Trust.  The Company compensated the Trust with total interest and fees in the amount of $179,000.

Strategic Advisory Committee

The Company formed a Strategic Advisory Committee of the Board of Directors chaired by Ronald L. Chez, the lead investor in the Series D Preferred Stock strategic transaction.  During the first year, the Chair of the Committee will be compensated with warrants to purchase 300,000 shares the Company’s common stock at $0.65, to be issued pro-rata on a monthly basis.  To date, Mr. Chez is the sole member of the Committee.  Mr. Chez may receive additional compensation if his service requires more than 10 hours per month.  No other compensation arrangement for service on the Committee has been made.

Series D Directors

In connection with the Series D Preferred Stock financing, the investors in the Series D Preferred received the right to elect up to four members of he Company’s Board of Directors.  Currently, three of these seats are filled by Messrs. Chez, Bergeron and Arno.  Each of Messrs. Chez, Bergeron and Arno invested in the Series D preferred.  Mr. Bergeron receives compensation for service on the Company’s Board of Directors on the same basis as other outside directors.  Mr. Arno is an employee of the Company and so is not compensated separately for Board service.  MR. Chez has declined compensation for Board service other than as described in the paragraph above regarding his service on the Strategic Advisory Committee of the Board.

It is the policy for the Board to review all related party transactions and to secure approval by a majority of disinterested directors. Applying such policy is the responsibility of each disinterested director for each transaction. Such policy regarding related party transactions is not in writing; as such, and the General Counsel and the Corporate Secretary are responsible for advising on the application of such policies.

PROPOSAL 2: ADOPTION OF THE 2009 STOCK INCENTIVE PLAN

The Board has adopted, subject to stockholder approval, the 2009 Stock Incentive Plan (the “2009 Plan”). Up to 8,000,000 new shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2009 Plan. Assuming Stockholder approval is obtained, the Company will no longer grant options under any of its existing option plans.  Any shares of our common stock which become available for new grant upon the termination of employees holding unvested option grants under our existing plans will be added to the 2009 Plan.

Description of the 2009 Plan

The following is a brief summary of the 2009 Plan.  This summary is qualified in its entirety by the detailed provisions of the 2009 Plan, as amended, a copy of which is attached as  Annex A  to this proxy statement.

Types of Awards

The 2009 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options (collectively “Options”), stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, Options may be granted at an exercise price of not less than 100% of the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 2009 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of our common stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock Appreciation Rights.    An SAR is an award entitling the holder, upon exercise, to receive an amount in our common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards.    Restricted Stock Awards entitle recipients to acquire shares of our common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards.    Restricted Stock Unit Awards entitle the recipient to receive shares of our common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by our Board of Directors.

Other Stock-Based Awards.    Under the 2009 Plan, our Board of Directors has the right to grant other Awards based upon our common stock having such terms and conditions as our Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of Awards entitling recipients to receive shares of our common stock to be delivered in the future.

Transferability of Awards

Except as our Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the 2009 Plan. Under present law, however, incentive stock options may only be granted to our employees.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2009 Plan may not exceed 1,000,000 shares per fiscal year. For purposes of this limit, the combination of an Option in tandem with an SAR is treated as a single award. In addition, the maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant is 100,000 per fiscal year.

Plan Benefits

As of October 16, 2009, approximately 107 persons were eligible to receive Awards under the 2009 Plan, including 95 employees and executive officers, six non-employee directors and six members of our Board of Advisors. The granting of Awards under the 2009 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On October 16, 2009, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.45 per share.

Administration

The 2009 Plan is administered by our Board of Directors. Our Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2009 Plan and to interpret the provisions of the 2009 Plan. Pursuant to the terms of the 2009 Plan, our Board of Directors may delegate authority under the 2009 Plan to one or more committees or subcommittees of our Board of Directors. Notwithstanding the foregoing, with respect to Awards that may be granted to directors who are not employees of the Company, only the Compensation Committee shall be responsible for the determination of such Awards.

Subject to any applicable limitations contained in the 2009 Plan, our Board of Directors, or any committee to whom our Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of our common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of our common stock), (iii) the duration of options (which may not exceed eight years), and (iv) the number of shares of our common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

Our Board of Directors is required to make appropriate adjustments in connection with the 2009 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2009 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a reorganization event, our Board of Directors will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board of Directors determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such reorganization event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of our common stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

Our Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such Award will again be available for grant under the 2009 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Options

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, our Board of Directors may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as our Board of Directors deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2009 Plan. Substitute options will not count against the 2009 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants

The Board of Directors may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2009 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2009 Plan after October 30, 2019 but Awards previously granted may extend beyond that date. Our Board of Directors may at any time amend, suspend or terminate the 2009 Plan; provided that, to the extent determined by our Board of Directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the 2009 Plan.

If stockholders do not approve the adoption of the 2009 Plan, the 2009 Plan will not go into effect, and the Company will not grant any Awards under the 2009 Plan. In such event, our Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2009 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board of Directors, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long- term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2009 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying the common stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code limits publicly-held companies such as Merriman Curhan Ford Group, Inc. to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, “performance-based compensation” is excluded from this limitation. The 2003 Stock Option and Incentive Plan is designed to permit the Compensation Committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:
(a)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;
(b)
the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(c)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the Company before payment is made in a separate vote; and
(d)	the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (a) above) is deemed satisfied, and the certification requirement (summarized in (d) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant. The maximum number of shares of common stock subject to options that can be awarded under the 2009 Plan to any person is 1,000,000 shares per year.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the common stock and the Series D Preferred Stock, voting together as a single class, having voting power present in person or represented by proxy at the Annual Meeting, is required to adopt the 2009 Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to adopt the 2009 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2009 STOCK INCENTIVE PLAN.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009

The Audit Committee has selected the firm of Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Burr, Pilger & Mayer LLP has served as our independent registered public accounting firm since August 25, 2009. If the stockholders do not ratify the selection of Burr, Pilger & Mayer LLP as our independent registered public accounting firm, the selection of such independent registered public accounting firm will be reconsidered by the Audit Committee.

Representatives of Burr, Pilger & Mayer LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
 STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BURR, PILGER & MAYER LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ FEES

Ernst & Young, LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2008 and 2007 and served in such capacity for the until August 25, 2009.  Ernst & Young was first engaged to serve as our auditors for the fiscal year ended December 31, 2002.  Representatives of Ernst & Young are not expected to be available at the Annual Stockholders’ Meeting.

The aggregate fees billed by Ernst & Young LLP for professional services to the Company were $911,300 in 2008 and $708,500 in 2007.

Audit Fees.  The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements, the review of the Company’s quarterly financial statements, the audit of management’s report on the effectiveness of our company’ s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, and services that are normally provided in connection with statutory and regulatory filings or engagements was approximately $885,800 in 2008 and $647,500 in 2007.

Audit Related Fees.  The aggregate fees billed by Ernst & Young LLP for professional assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, resulted primarily from review of registration statements filed by the company. The aggregate fees were $0 in 2008 and $59,500 in 2007.

Tax Fees.  The aggregate fees billed by Ernst & Young LLP for professional services for tax compliance, tax advice and tax planning were $25,500 in 2008 and $0 in 2007. These fees primarily related to consultation for the preparation of the Company’s Federal, state and local tax returns. These fees also related to assisting the Company with analyzing shifts in the ownership of the Company’s stock for purposes of determining the application of Section 382 of the Internal Revenue Code to the Company.

All Other Fees.  The aggregate fees for all other services rendered by Ernst & Young LLP were $0 in 2008 and $1,500 in 2007. The 2007 amount represented a subscription to an online accounting and auditing information database provided by Ernst & Young LLP.

The Audit Committee has formal policies and procedures in place with regard to the approval in advance of all professional services provided to the Company by Ernst & Young LLP. With regard to audit fees, the Audit Committee reviews the annual audit plan and approves the estimated annual audit budget in advance. With regard to tax services, the Audit Committee reviews the description and estimated annual budget for tax services to be provided by Ernst & Young LLP in advance. During 2008, the Audit Committee approved all of the independent registered public accountants’ fees in advance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of each class of our voting securities as of October 16, 2009, by (a) each person who is known by us to own beneficially more than five percent of each of our outstanding classes of voting securities, (b) each of our directors, (c) each of the named executive officers and (d) all directors and executive officers as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent(1)	Series D Stock Beneficially Owned	Percent(1)
Andrew Arno (2)	1,895,346	13.0%	1,895,346	8.0%
Douglas G. Bergeron (3)	1,860,465	12.7%	1,860,465	7.8%
Ronald L. Chez (4)	10,009,043	44.7%	7,906,977	33.3%
Peter V. Coleman (5)	528,256	3.9%	232,558	*
William J. Febbo (6)	390,580	3.0%	116,279	*
D. Jonathan Merriman (7)	1,173,513	8.8%	232,558	*
Dennis G. Schmal (8)	179,593	1.4%	116,279	*
Jeffrey M. Soinski (9)	134,709	1.0%	116,279	*
John M. Thompson (10)	156,369	1.2%	116,279	*
All directors and executive officers 9 persons (11)	16,327,863	58.7%	12,593,020	53.1%
Highfields Capital Management LP (12) John Hancock Tower 200 Clarendon Street Boston, MA 02116	1,146,461	9.0%	0	*

*	Less than one percent.

(1)
Applicable percentage ownership is based on 12,733,287 shares of common stock outstanding as of October 16, 2009. Pursuant to the rules of the Securities and Exchange Commission, shares shown as “beneficially” owned include all shares of which the persons listed have the right to acquire beneficial ownership within 60 days of October 16, 2009, including (a) shares subject to options, warrants or any other rights exercisable within 60 days October 16, 2009, even if these shares are not currently outstanding, (b) shares attainable through conversion of other securities, even if these shares are not currently outstanding, (c) shares that may be obtained under the power to revoke a trust, discretionary account or similar arrangement and (d) shares that may be obtained pursuant to the automatic termination of a trust, discretionary account or similar arrangement. This information is not necessarily indicative of beneficial ownership for any other purpose. Our directors and executive officers have sole voting and investment power over the shares of common stock held in their names, except as noted in the following footnotes.

(2)
Includes 62,500 shares held by JBA Investments LLC and 62,500 shares held by MJA Investments LLC.  Mr. Arno disclaims beneficial ownership of such shares.  Also includes Mr. Arno’s currently exercisable warrant to purchase 1,895,346 shares of common stock at an exercise price of $0.65 per share.

(3)	Includes Mr. Bergeron’s currently exercisable warrant to purchase 1,860,465 shares of common stock at an exercise price of $0.65 per share.

(4)
Includes Mr. Chez’s warrant to purchase 150,000 shares of common stock at an exercise price of $0.50 per share, and warrants to purchase 9,526,422 shares of common stock at an exercise price of $0.65 per share, all of which are currently exercisable.

(5)	Includes Mr. Coleman’s currently exercisable warrants to purchase 523,256 shares of common stock at an exercise price of $0.65 per share.

(6)
Includes Mr. Febbo’s option to purchase 11,628 shares of common stock at $0.43 per share and warrant to purchase 116,279 shares of common stock at an exercise price of $0.65, both of which are currently exercisable.  Also includes Mr. Febbo’s 262,673 shares of common stock, which are either restricted but currently eligible to have their restriction lifted, or freely tradable.

(7)
Includes Mr. Merriman’s warrant to purchase 75,000 shares of common stock at an exercise price of $0.50 per share, and warrants to purchase 523,256 shares of common stock at an exercise price of $0.65 per share, all of which are currently exercisable.

(8)
Includes Mr. Schmal’s option to purchase 11,628 shares of common stock at $0.43 per share and warrant to purchase 116,279 shares of common stock at an exercise price of $0.65, both of which are currently exercisable.  Also includes Mr. Schmal’s 51,676 shares of common stock, which are either restricted but currently eligible to have their restriction lifted, or freely tradable.

(9)
Includes Mr. Soinski’s option to purchase 11,628 shares of common stock at $0.43 per share and warrant to purchase 116,279 shares of common stock at an exercise price of $0.65, both of which are currently exercisable.  Also includes Mr. Soinski’s 6,802 shares of common stock, which are either restricted but currently eligible to have their restriction lifted, or freely tradable.

(10)
Includes Mr. Thompson’s option to purchase 29,070 shares of common stock at $0.43 per share and warrant to purchase 116,279 shares of common stock at an exercise price of $0.65, both of which are currently exercisable.  Also includes Mr. Thompson’s 11,020 shares of common stock, which are either restricted but currently eligible to have their restriction lifted, or freely tradable.

(11)
The total for directors and executive officers as a group includes 63,954 shares subject to outstanding stock options that are currently exercisable and 15,018,860 shares subject to outstanding warrants that are currently exercisable. All directors and executive officers have the business address of 600 California Street, 9 th  Floor, San Francisco, CA 94108.

(12)
According to Schedule 13G/A filed February 17, 2009, Highfields Capital Management, LP is the investment manager to each of three funds: Highfields Capital I LP, Highfields Capital II LP, and Highfields Capital III LP (collectively the “Funds”). The Funds directly own 1,146,461 shares of common stock. Highfields Capital Management, LP; Highfields GP, LLC, the general partner of Highfields Capital Management, LP; Highfields Associates, LLC, the general partner of the Funds; Jonathon S. Jacobson, a Managing Member of Highfields GP and a Senior Managing Member of Highfields Associates; Richard L. Grubman, a Managing Member of Highfields GP and a Senior Managing Member of Highfields Associates are each members of a voting group that have voting power over the shares. Highfields Capital I LP has sole voting power over 117,912 of the shares. Highfields Capital II LP has sole voting power over 225,448 of the shares. Highfields Capital III LP, a Cayman Islands, B.W.I., has sole voting power over 803,101 of the shares. The securities were acquired from the Company as part of a private placement closed on April 3, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in the Company’s equity securities.  During 2008, Christopher L. Aguilar, Patrick H. Arbor, Peter V. Coleman, and Scott Potter (who resigned as a director in November 2008) each filed one report on Form 4 late.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

If you wish to submit proposals to be included in Merriman Curhan Ford Group, Inc.’s 2010 proxy statement, we must receive them on a reasonable time prior to printing and mailing the proxy statement. Please address your proposals to the Corporate Secretary.

If you wish to raise a matter before the stockholders at the year 2010 annual meeting, you must notify the Secretary in writing by no later than February 4, 2010. If you do not notify us before February 4, 2010, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter. Please note that this requirement relates only to matters you wish to bring before your fellow stockholders at the annual meeting. It is separate from the SEC’s requirements to have your proposal included in next year’s proxy statement.

ANNUAL REPORT ON FORM 10-K

Our 2008 Annual Report to Stockholders was prepared on an integrated basis with our Annual Report on Form 10-K, as amended, for the year ended December 31, 2008, and accompanies this proxy statement. Stockholders may obtain a copy of the exhibits to the Company’s Form 10-K, as amended, for the year ended December 31, 2008, upon payment of a reasonable fee by writing to Merriman Curhan Ford Group, Inc., 600 California Street, 9th Floor, San Francisco, California 94108, Attention: Corporate Secretary.

By Order of the Board of Directors

Michael C. Doran
Secretary

ANNEX A

MERRIMAN CURHAN FORD GROUP, INC.

2009 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2009 Stock Incentive Plan (the “Plan”) of Merriman Curhan Ford Group, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive stock options (“Options”), stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines, and practices relating to the Plan, as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. Notwithstanding the foregoing, only the Nominations and Corporate Governance Committee of the Board shall be responsible for the determination of Awards that may be granted to directors who are not employees of the Company at the time of grant. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers or a committee of officers (“Executive Committee”) referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee, Executive Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company, either individually or in an Executive Committee, the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers and Executive Committee (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers or Executive Committee may grant; provided further, however, that no officer or Executive Committee shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards; Vesting

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 8,000,000 shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares of Common Stock subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Directors. The maximum number of shares with respect to which Awards under this Plan may be granted to directors who are not employees of the Company at the time of grant shall be not more than 100,000 per fiscal year to any such director.

(c) Vesting.

(1) The Board may, in its discretion, make Awards of Stock Option, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock Based Awards which are fully vested upon grant, or may make awards subject to vesting.  Unless the Board determines otherwise at the time of grant, any awards to new employees which are initial grants made upon hiring shall vest at the rate of 25% after one year, and the balance in equal monthly installments over the following three years, and any additional grants made to the same individual shall vest in equal monthly installments over four years.  Unless the Board determines otherwise at the time of grant, awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonqualified Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonqualified Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) at the time the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law; (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion; and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

6.	Stock Appreciation Rights.

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(c) Exercise. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person, or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock; Restricted Stock Units.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Waiver of Vesting.

(1) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(c) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(d) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

8.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan; (ii) the sub-limits set forth in Section 4(b); (iii) the number and class of securities and exercise price per share of each outstanding Option; (iv) the share- and per-share provisions of each SAR; (v) the repurchase price per share subject to each outstanding Restricted Stock Award; and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or (iii) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice; (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event; (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (a) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (b) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards; (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (a) shall lapse at the same rate as the Option would have become exercisable under its terms; and (b) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence, or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may deduct, to the extent permitted by law, any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonqualified Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, without approval of the Company’s stockholders, the Board may not (i) amend any outstanding Option to provide an exercise price per share that is lower than the then-current exercise price per share of such Option or (ii) other than pursuant to Section 5(g), cancel any outstanding Award in connection with the granting of a substitute Award of the same or different type.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company; (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Section 7, the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Book Entry. Notwithstanding anything to the contrary in this Plan, the Company may, in lieu of issuing a stock certificate representing any shares of Common Stock issued pursuant to the Plan, have such shares held in book entry by the Company’s transfer agent in the name of the Participant.

(j)    Performance Awards.

(1)    Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(j) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants. Subject to Section 10(j)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant.

(2)    Section 162(m) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a committee (or subcommittee of a committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m) (the “Section 162(m) Committee”). In the case of such Awards granted to Covered Employees, references to the Board or to a committee shall be treated as referring to the Section 162(m) Committee. “Covered Employee” shall mean any person who is, or whom the committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3)    Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Section 162(m) Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: earnings per share, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, new business development, achievement of balance sheet or income statement objectives or total shareholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Section 162(m) Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4)    Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Section 162(m) Committee may adjust downwards, but not upwards, the number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5)    Other. The Section 162(m) Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board; or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and provided further that, without approval of the Company’s stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 9), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes that require stockholder approval under the rules of the NASDAQ National Market. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish sub-plans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

ANNEX B
Dear Merriman Curhan Ford Group, Inc. Stockholder:

Despite the severe challenges in the financial markets and internally, Merriman Curhan Ford Group, Inc. won its fight for survival in 2008. I will never forget the three days that altered our strategic course for the year:  insolvency of Bear Stearns on March 14, 2008; discovery of unethical conduct by a rogue retail broker in our firm on May 29, 2008; and collapse of Lehman Brothers on September 15, 2008.

In 2008, our mission was clear but not easy:

1)	Protect the integrity of our firm from the regulatory and legal fallout of the former broker; and
2)	Remain in business as capital markets seized up worldwide.

It would have been easier to just fold up the tent and go home, but we took decisive actions that ultimately saved Merriman Curhan Ford. To quit is not part of our culture. In the past seven years we have created a strong reputation for researching, trading, advising and financing undiscovered, fast-growing companies. This practice is, by its nature, hard work driven by deep capital markets expertise and high-quality industry relationships – and a practice that cannot be commoditized by larger institutions.

By the fall of 2008 our internal investigation had determined that no clients suffered any direct loss in accounts held at Merriman Curhan Ford as a result of the former broker’s fraud, and that the actions were in fact limited to one “rogue” broker. However, it was clear we had to act quickly to resolve $43.5 million of the private legal claims filed against the firm by community banks and other parties based on the former broker’s unethical conduct in helping his friend obtain fraudulent loans. Of all the legal actions, these were the most urgent.

The view outside was not much better. The fall of Lehman Brothers was the final blow to an already cascading, fear driven market. The financing environment quickly unraveled and became the worst since the Great Depression, resulting in historic actions by the U.S. Federal Reserve and governments worldwide. The financial markets basically shut down. Small and micro-cap companies desperately needed exposure to a diminishing pool of investors, in many cases to finance their survival. Helping our corporate clients continue to find the capital they needed to make it through this tough period – combined with our institutional trading in highly volatile and unpredictable markets and our OTCQX Advisory services – allowed us to keep our doors open in the second half of 2008.

Managing Toward Survival

Survival became the new success as we moved into 2009. By January, we were fully executing on our strategic plan which was led day-to-day by Peter Coleman, chief financial officer and chief operating officer of Merriman Curhan Ford. The plan was as follows:

1)	Execute ongoing cost reductions in operations and headcount to minimize our breakeven point;
2)	Focus the management team on driving revenues, in addition to executing the survival plan;
3)	Sell non-core assets that were not tied to the capital markets functions of the firm;
4)	Settle key legal claims to dramatically cut ongoing high legal costs and management resources expended; and
5)	Complete a strategic transaction to fund profitable growth and the legal settlement, as well as add additional industry professionals and strategic resources.

In March 2009, the market bottomed and began to stabilize. Also during this period, we started to see results from dramatically lowering our cost structure and headcount, selling non-core assets, including Panel Intelligence, LLC and Institutional Cash Distributors (ICD), and aligning our senior management team to aggressively address the very underserved market of more than 7,000 U.S. largely orphaned companies now under $1 billion in market capitalization.

By the end of May 2009, we commenced funding on a series of bridge financings which ultimately led to our strategic transaction. On the legal front, we were making headway in settling the civil claims with the community banks and other parties. We also began instituting a variable compensation model to more efficiently pay top producers and tie all employees to a bonus system predicated on profitability. Senior managers, including myself, would only get paid from operating profits of the firm.

Summer 2009, was clearly a positive turning point. We were firing on all fronts in June and July to increase revenue, fund our strategic transaction and settle the legal claims. In July, we slowly began to regain market share as capital markets loosened up. To meet increased demand for differentiated equity research by institutional investors, we further built out our Equity Research Group in the Health Care, Natural Resources and Technology industry sectors.

Alive and Winning

August 27, 2009 was an important day for the firm. After more than a year battling for survival, we finally had definitive agreements in place for the strategic transaction – funding of $10.2 million through an oversubscribed private placement of convertible preferred stock. Proceeds from the transaction were used to reposition the firm for profitable growth, and to settle $43.5 million in private legal claims.  The transaction closed on September 8, 2009.

The transaction also gave us an opportunity to bring in new financial industry veterans and investors to help us rapidly accelerate top-line growth while strictly managing our cost structure.  Importantly, we added a senior team from the former investment bank C.E. Unterberg, Towbin, a highly successful firm with a great brand in the new issue market.  The following investors in the transaction have joined our board of directors:

•	Ronald L. Chez, lead investor, is president of Ronald L. Chez, Inc. Chez heads the board of director’s newly formed Strategic Advisory Committee;

•	Andrew Arno, chief executive officer of Unterberg Capital, LLC; and

•	Douglas G. Bergeron, a prominent Silicon Valley investor.

Additionally, I’m pleased to announce that Thomas Unterberg, former chairman of C.E. Unterberg, Towbin, is a senior advisor of the firm and Andrew Arno is also vice chairman of the investment bank.

The strategic transaction and legal settlement helped provide closure on a difficult period in our firm’s history. I am very proud of our team for diligently executing on a very complex survival plan that now provides us the ability to focus on building the business profitably, while taking advantage of the still turbulent capital markets environment.

Rob Ford, president of MCF Services Group, Brock Ganeles, president of Brokerage, and I spend our time strengthening and adding to our client relationships, and driving revenue across our capital markets platform. Peter Coleman, who was recently promoted to chief executive officer of the firm’s investment bank and broker-dealer, oversees the day-to-day operations of the firm as well as interfacing with clients.  I remain chief executive officer and board member of the holding company, Merriman Curhan Ford Group, Inc.

Market Opportunity Bigger than Ever

We now shift from managing our legal issues and surviving an unprecedented economic environment to working toward consistent profitability. Our corporate clients and institutional investors have fought their own battles to emerge from this market turmoil and are supportive of our hard work and aggressive capital markets approach.

Our differentiated equity research remains the point of the strategic arrow as it complements our Sales & Trading Group and recurring revenue-based MCF Services Group – which includes OTCQX Advisory and Institutional Marketing Services. Our investment banking pipeline is growing as we further build out our CleanTech, Health Care, and Technology banking teams to reestablish the firm as a leading investment bank for fast-growing companies under $1 billion in market capitalization.

The challenges over the next year will continue to be great as we further refine and rebuild our capital markets platform to rapidly grow revenue with sustained profitability. The opportunity to grow market share profitably is even better now than when we first established the firm during the last recession in 2001. The market environment will remain volatile for some time. However, as I have noted in prior annual letters, tough experiences can also forge loyalty and camaraderie, as well as bringing us great people, great investment ideas and great opportunities to expand our business.  We will focus relentlessly on building a solid foundation that is disciplined and creative, in our efforts to achieve sustainable profitability.

We look forward to continuing our momentum throughout 2010, and making our firm a significant contributor to the success of our clients over the next several years. As always, I thank you for your continued commitment and support.

Sincerely,

/s/ D. Jonathan Merriman

D. Jonathan Merriman
Co-Founder & CEO

MERRIMAN CURHAN FORD GROUP, INC.
 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 24, 2009
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D. Jonathan Merriman and Peter V. Coleman and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock and / or Series D Preferred Stock of Merriman Curhan Ford Group, Inc., a Delaware corporation, held of record by the undersigned, on October 16, 2009, at the 2009 annual meeting of stockholders to be held on Tuesday, November 24, 2009, at 1:30 p.m., Pacific Time, at Merriman Curhan Ford Group, Inc. headquarters, 600 California Street, 9 th Floor, San Francisco, California 94108, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

1.	To elect eight directors.

☐ FOR all nominees listed (except as marked to the contrary below)☐ WITHHOLD AUTHORITY to vote for all nominees listed
Nominees: John M. Thompson, D. Jonathan Merriman, Dennis G. Schmal, William J. Febbo, Jeffrey M. Soinski, Ronald L. Chez, Douglas G. Bergeron and Andrew Arno.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

2.	To approve the 2009 Stock Incentive Plan.

FOR☐	AGAINST☐	ABSTAIN☐
3.	To ratify the selection of Burr, Pilger & Mayer LLP as Merriman Curhan Ford Group, Inc.’s independent accountants for the fiscal year ending December 31, 2009.

FOR☐	AGAINST☐	ABSTAIN☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ EIGHT NOMINEES NAMED ABOVE AND FOR EACH OF THE PROPOSALS LISTED ABOVE. PLEASE COMPLETE, SIGN AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.
Signature
Date:
Signature
Date:

Note:
Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, AND DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.